       As filed with the Securities and Exchange Commission on November 6, 1996
                                                  Registration No. 333-_________

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               ------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               ------------------------

                         ADVANCED FIBRE COMMUNICATIONS, INC.
                (Exact name of registrant as specified in its charter)

             DELAWARE                                    68-0277743
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                            1445 MCDOWELL BOULEVARD NORTH
                              PETALUMA, CALIFORNIA 94954
                 (Address of principal executive offices) (Zip Code)

                               ------------------------

                              1996 STOCK INCENTIVE PLAN
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plans)

                               ------------------------

                                     DONALD GREEN
                  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         ADVANCED FIBRE COMMUNICATIONS, INC.
                            1445 MCDOWELL BOULEVARD NORTH
                              PETALUMA, CALIFORNIA 94954
                                    (707) 794-7700

(Name and address, including zip code, and telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

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                                                                                 Proposed           Proposed
         Title of                                                                Maximum             Maximum
        Securities                                    Amount                     Offering           Aggregate        Amount of
            to be                                      to be                      Price              Offering       Registration
        Registered                                  Registered(1)              per Share(2)          Price(2)           Fee
        ----------                                  -------------              ------------          --------           ---
  1996 STOCK INCENTIVE PLAN

  Options to purchase
  Common Stock:                                4,253,604 (outstanding)             N/A                N/A              N/A
                                               2,922,072 (balance)                 N/A                N/A              N/A

  Common Stock, $0.01 par value                4,253,604 (outstanding shares)   $ 2.1260 (2)   $  9,043,162.10(2)   $ 2,740.35
                                               2,922,072 (balance shares)       $54.78   (3)   $160,071,104.10(3)   $48,506.39

  EMPLOYEE STOCK PURCHASE PLAN

  Common Stock, $0.01 par value                1,500,000 shares                 $54.78 (3)     $ 82,170,000.00(3)   $24,900.00

                                                                                              Aggregate Filing Fee: $76,146.74
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Incentive Plan and/or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Advanced Fibre Communications, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Advanced Fibre Communications, Inc. on November 4, 1996, as reported by the Nasdaq National Market.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    Advanced Fibre Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-08921 on Form S-1, filed with the SEC on July 26, 1996, and the amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1995; and

    (b) The Registrant's Registration Statement No. 00-028734 on Form 8-A filed with the SEC on July 31, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow the Registrant's directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments or dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. As a result, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of conduct if equitable remedies are not available. In addition, the Registrant's bylaws provide that the Registrant shall indemnify its executive officers and directors to the fullest extent provided by Delaware law. The bylaws also authorize the use of indemnification agreements, and the Registrant has entered into such agreements with each of its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be provided to the Registrant's executive officers and directors, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


Item 8.  EXHIBITS

    NUMBER    EXHIBIT


    4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-028734 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).
    5.0       Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1       Consent of KPMG Peat Marwick LLP, Independent Auditors.
   23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
   23.3       Consent of Grant Thornton LLP, Independent Certified Public
              Accountants.
   24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
   99.1       1996 Stock Incentive Plan.
   99.2       Form of Notice of Grant of Stock Option.
   99.3       Form of Stock Option Agreement.
   99.4 Form of Addendum to Stock Option Agreement. (Limited Stock Appreciation Right).
   99.5 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Change in Control).
   99.6 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Corporate Transaction).
   99.7       Form of Notice of Grant of Automatic Stock Option (Initial
              Grant).
   99.8       Form of Notice of Grant of Automatic Stock Option (Annual Grant).
   99.9       Form of Automatic Stock Option Agreement.
   99.10      Form of Stock Issuance Agreement.
   99.11 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Change in Control).
   99.12 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Corporate Transaction).
   99.13      Employee Stock Purchase Plan.
   99.14      Form of Enrollment/Change Form.
   99.15      Form of Stock Purchase Agreement.


Item 9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Incentive Plan and/or the Employee Stock Purchase Plan.


                                        II-2.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                        II-3.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California on this 29 day of October, 1996.

                                        ADVANCED FIBRE COMMUNICATIONS, INC.


                                        By: /s/Donald Green
                                            ------------------------------------
                                             Donald Green
                                             Chief Executive Officer and
                                             Chairman of the Board


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Advanced Fibre Communications, Inc., a Delaware corporation, do hereby constitute and appoint Donald Green and Dan E. Steimle and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                TITLE                                   DATE
---------                -----                                   ----


/s/Donald Green          Chief Executive Officer and        October 29, 1996
------------------
Donald Green             Chairman of the Board
                         (Principal Executive Officer)


                                        II-4.

SIGNATURE                TITLE                                   DATE
---------                -----                                   ----


/s/Carl J. Grivner       President, Chief Operating         October 29, 1996
------------------       Officer and Director
Carl J. Grivner



/s/Dan E. Steimle        Vice President, Chief Financial    October 29, 1996
------------------       Officer, Treasurer and Secretary
Dan E. Steimle           (Principal Financial and
                         Accounting Officer)



/s/B.J. Cassin           Director                           October 29, 1996
------------------
B.J. Cassin



/s/Clifford H. Higgerson Director                           October 29, 1996
------------------
Clifford H. Higgerson



/s/Brian Jackman              Director                      October 29, 1996
------------------
Brian Jackman



/s/Dan Rasdal                 Director                      October 29, 1996
------------------
Dan Rasdal


                                        II-5.

                                    EXHIBIT INDEX


  NUMBER    EXHIBIT


  4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-028734 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).
   5.0      Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of KPMG Peat Marwick LLP, Independent Auditors.
  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  23.3      Consent of Grant Thornton LLP, Independent Certified Public
            Accountants.
  24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
  99.1      1996 Stock Incentive Plan.
  99.2      Form of Notice of Grant of Stock Option.
  99.3      Form of Stock Option Agreement.
  99.4 Form of Addendum to Stock Option Agreement. (Limited Stock Appreciation Right).
  99.5 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Change in Control).
  99.6 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Corporate Transaction).
  99.7      Form of Notice of Grant of Automatic Stock Option (Initial Grant).
  99.8      Form of Notice of Grant of Automatic Stock Option (Annual Grant).
  99.9      Form of Automatic Stock Option Agreement.
  99.10     Form of Stock Issuance Agreement.
  99.11 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Change in Control).
  99.12 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Corporate Transaction).
  99.13     Employee Stock Purchase Plan.
  99.14     Form of Enrollment/Change Form.
  99.15     Form of Stock Purchase Agreement.